Exhibit 99.1
Avid Technology Announces Q4 and Full Year 2019 Results

Robust year-over-year Q4 subscription revenue growth of 54% leads to significant improvement in Recurring Revenue
Continued gross margin expansion and strong Free Cash Flow
BURLINGTON, Mass., March 9, 2020 -Avid® (NASDAQ: AVID), a leading technology provider that powers the media and entertainment industry, today announced its fourth quarter and full-year 2019 financial results, provided guidance for the first quarter of 2020 and reaffirmed its full-year 2020 guidance.
Fourth Quarter 2019 Financial and Business Highlights

•	Subscription revenue was $15.8 million, up 53.6% year-over-year

•	Subscription and Maintenance revenue was $49.3 million, up 10.3% year-over-year.

•	Total revenue was $116.3 million, up 3.2% year-over-year.

•	Gross Margin was 63.0%, up 400 basis points year-over-year. Non-GAAP Gross Margin was 63.2%, up 240 basis points year-over-year.

•
Operating Expenses were $57.6 million, up 5.7% year-over-year. Non-GAAP Operating Expenses were $54.4 million, up 8.5% year-over-year. Fourth quarter operating expenses were impacted by higher R&D investment and growing webstore fees from increased transaction volume as well as temporary items related to timing of bonus accrual and higher sales commissions, while full-year 2019 operating expenses were down year-over-year.

•	Operating Income was $15.7 million, up 30.2% year-over-year. Non-GAAP Operating Income was $19.0 million, up 3.6% year-over-year.

•	Adjusted EBITDA was $21.2 million, down (0.5%) year-over-year. Adjusted EBITDA Margin was 18.2%, down (70) basis points year-over-year.

•
Net income per common share was $0.35, up from $0.14 in Q4 2018, including a one-time benefit in Q4 2019 of $6.0 million, or $0.14 per share, related to a valuation allowance against certain deferred tax assets. Non-GAAP Net Income per Share was $0.28, flat year-over-year.

•
Net cash provided by operating activities was $18.5 million, down ($1.5) million year-over-year, due in part to the timing of billings during Q4 2019 which resulted in a $6.0 million year-over-year increase in accounts receivable at year end 2019.

•	Free Cash Flow was $17.0 million, down ($0.7) million year-over-year.

2019 Financial and Business Highlights

•	Subscription revenue was $45.2 million, up 25.9% year-over-year, with approximately 188,000 cloud-enabled software subscriptions at the end of 2019, up 50% year over year.

•	Subscription and Maintenance revenue was $175.6 million, up 0.3% year-over-year.

•	Total revenue was $411.8 million, down (0.4%) year-over-year. On a constant-currency basis, revenue was up 1.0% year-over-year.

•	Gross Margin was 60.5%, up 260 basis points year-over-year. Non-GAAP Gross Margin was 61.5%, up 170 basis points year-over-year.

•
Operating Expenses were $217.0 million, down (3.8%) year-over-year largely driven by savings from operational efficiency initiatives. Non-GAAP Operating Expenses were $206.6 million, down (2.4%) year-over-year.

•	Operating Income was $32.1 million, up 134.6% year-over-year. Non-GAAP Operating Income was $46.8 million, up 31.4% year-over-year.

•	Adjusted EBITDA was $56.0 million, up 17.9% year-over-year. Adjusted EBITDA Margin was 13.6%, up 210 basis points year-over-year.

•	Net income per common share was $0.17, up from net (loss) per common share of ($0.26) in 2018. Non-GAAP Net Income per Share was $0.51, up from $0.25 in 2018.

•	Net cash provided by operating activities was $19.6 million, up 24.1% year-over-year.

•	Free Cash Flow was $12.5 million, up 111.6% year-over-year.

•	Recurring Revenue was 62% of the Company’s revenue in 2019 up from 56% in 2018.

•
Annual Contract Value was $280 million at the end of 2019 up 13% from $248 million at the end of 2018, reflecting continuing growth in Avid’s high-margin subscription revenue plus maintenance revenues and revenues under long-term agreements.

“We believe our R&D investments focused on our subscription creative software products and audio integrated solutions are driving substantial improvements in our revenue streams and gross margin, all of which had a favorable impact on our key financial metrics in 2019,” said Jeff Rosica, Chief Executive Officer and President of Avid. “Additionally, the management team and Board are focused on continuing to build on our scalable recurring revenue model as evidenced by our double-digit growth in subscription and maintenance revenue in our latest quarter. We intend to focus our R&D investments during 2020 in key product areas that we expect to accelerate growth for the Company.”
“We ended 2019 with strong momentum as evidenced by our improved Recurring Revenue, expanded gross margin and strong Free Cash Flow. With our expectation for continuing rapid expansion of our subscription business, continued growth in our audio integrated solutions and realization of the benefits from our supply chain transition, we have clear visibility to expected improvement in gross margin and continued growth in profitability and Free Cash Flow in 2020, as well as improved conversion of Adjusted EBITDA to Free Cash Flow” commented Ken Gayron, Executive Vice President and Chief Financial Officer of Avid.
This press release includes a number of non-GAAP financial measures and operational metrics. Explanations regarding our use of these non-GAAP financial measures and operational metrics, related definitions of these measures, and reconciliations of our GAAP and non-GAAP measures, are provided in the sections below entitled "Non-GAAP Financial Measures and Operational Metrics" and "Reconciliations of GAAP financial measures to Non-GAAP financial measures".
First Quarter and Full Year 2020 Guidance
For the first quarter of 2020, Avid is providing guidance for Revenue, Subscription & Maintenance Revenue and Adjusted EBITDA. Our first quarter 2019 results benefitted from a large, multi-million-dollar storage order that is not expected to recur in first quarter 2020. We are also closely monitoring the evolving COVID-19 outbreak and including the potential impact to our business as a variable in our outlook. Avid is also reaffirming its full-year 2020 guidance for Revenue, Subscription & Maintenance Revenue, Adjusted EBITDA, Non-GAAP Net Income Per Share, and Free Cash Flow.

(in $ millions, except per share amounts)	Q1 2020	Full Year 2020

Revenue	$95 - $105	$417 - $437
Subscription & Maintenance Revenue	$43 - $47	$180 - $190
Adjusted EBITDA	$10 - $16	$66 - $74
Non-GAAP Net Income per Share		$0.84 - $0.93
Free Cash Flow		$27 - $35

All guidance presented by the Company is inherently uncertain and subject to numerous risks and uncertainties. Avid’s actual future results of operations could differ materially from those shown in the table above. For a discussion of some of the key assumptions underlying the guidance, as well as the key risks and uncertainties associated with these forward-looking statements, please see “Forward-Looking Statements” below as well as the Avid Technology Q4 and Full-Year 2019 Business Update presentation posted on Avid’s Investor Relations website at ir.avid.com.
Conference Call
Avid will host a conference call to discuss its financial results for the fourth quarter and full-year 2019 on Monday, March 9, 2020 at 5 p.m. EDT. The call will be open to the public and can be accessed by dialing +1 334-777-6978 and referencing confirmation code 7298702. You may also access the presentation slides and listen to the call on the Avid Investor Relations website. To listen via the website, go to the events tab at ir.avid.com for complete details prior to the start of the conference call. A replay of the call will also be available for a limited time on the Avid Investor Relations website shortly after the completion of the call.
Non-GAAP Financial Measures and Operational Metrics
Avid includes non-GAAP financial measures in this press release, including Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Non-GAAP Gross Margin, Non-GAAP Operating Expenses, Non-GAAP Operating Income, and Non-GAAP Net Income (Loss) per Share. The Company also includes the operational metrics of Cloud-enabled software subscriptions, Recurring Revenue and Annual Contract Value in this release. Avid believes the non-GAAP financial measures and operational metrics provided in this release provide helpful information to investors with respect to evaluating the Company’s performance. Unless noted, all financial and operating information is reported based on actual exchange rates. Definitions of the non-GAAP financial measures and operational metrics are included in our Form 8-K filed today. Reconciliations of the non-GAAP financial measures presented in this press release to the Company's comparable GAAP financial measures for the periods presented are set forth below and are also included in the supplemental financial and operational data sheet available on our investor relations webpage at ir.avid.com, which also includes definitions of all operational metrics.
This earnings press release also includes forward-looking non-GAAP financial measures, including Adjusted EBITDA, Free Cash Flow, and Non-GAAP Net Income Per Share. Reconciliations of these forward-looking non-GAAP financial measures are not included in the earnings release due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from the estimation of the non-GAAP financial measures, together with some of the excluded information not being ascertainable or accessible at this time. As a result, the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measure without unreasonable efforts.
Forward-Looking Statements
Certain information provided in this press release, including the tables attached hereto, include forward-looking statements that involve risks and uncertainties, including projections and statements about our anticipated plans, objectives, expectations and intentions. All statements other than statements of historical facts may be forward-looking statements. When used, words such as “believe”, “expect”, “could”, “would”, “may”, “will”, “potential”, and other similar words are intended to identify forward-looking statements. Among other things, this press release includes estimated results of operations for the three months ending March 31, 2020, and the year ending December 31, 2020, which estimates are based on a variety of assumptions about key factors and metrics that will determine our future results of operations, including, for example, completion of the transition of our hardware supply chain, anticipated market uptake of new products and market-based cost inflation. Other forward-looking statements include, without limitation, statements based upon or otherwise incorporating judgments or estimates relating to future performance such as future operating results and expenses; earnings; backlog; product mix and

Free Cash Flow; Recurring Revenue and Annual Contract Value; our future strategy and business plans; our product plans, including products under development, such as cloud and subscription based offerings; our ability to raise capital and our liquidity. The projected future results of operations, and the other forward-looking statements in this release, are based on current expectations as of the date of this release and subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to the effect on our sales, operations and financial performance resulting from: our liquidity; our ability to execute our strategic plan, including our cost saving strategies and transition of our hardware supply chain, and meet customer needs; our ability to retain and hire key personnel; our ability to produce innovative products in response to changing market demand, particularly in the media industry; our ability to successfully accomplish our product development plans; competitive factors; history of losses; fluctuations in our revenue based on, among other things, our performance and risks in particular geographies or markets; our higher indebtedness and ability to service it and meet the obligations thereunder; restrictions in our credit facilities; our move to a subscription model and related effect on our revenues and ability to predict future revenues; fluctuations in subscription and maintenance renewal rates; elongated sales cycles; fluctuations in foreign currency exchange rates; seasonal factors; adverse changes in economic conditions, including, but not limited to, those changes resulting from natural disasters or widespread outbreaks of disease or illness; variances in our revenue backlog and the realization thereof; and the possibility of legal proceedings adverse to our company. Moreover, the business may be adversely affected by future legislative, regulatory or other changes, including tax law changes, as well as other economic, business and/or competitive factors. The risks included above are not exhaustive. Other factors that could adversely affect our business and prospects are set forth in our annual report on Form 10-K for the year ended December 31, 2019, and our other public filings with the SEC. Forward-looking statements contained herein are made only as to the date of this press release and we undertake no obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.
About Avid
Avid delivers an open and efficient media platform, connecting content creation with collaboration, asset protection, distribution, and consumption. Avid’s preeminent customer community uses Avid’s comprehensive tools and workflow solutions to create, distribute and monetize the most watched, loved and listened to media in the world-from prestigious and award-winning feature films to popular television shows, news programs and televised sporting events, and celebrated music recordings and live concerts. With flexible deployment and pricing options, Avid’s industry-leading solutions include Media Composer®, Pro Tools®, Avid NEXIS®, MediaCentral®, iNEWS®, AirSpeed®, Sibelius®, Avid VENUE™, Avid FastServe®, Maestro™, and PlayMaker™. For more information about Avid solutions and services, visit www.avid.com, connect with Avid on Facebook, Instagram, Twitter, YouTube, LinkedIn, or subscribe to Avid Blogs.
© 2020 Avid Technology, Inc. All rights reserved. Avid, the Avid logo, Avid NEXIS, Avid FastServe, AirSpeed, iNews, Maestro, MediaCentral, Media Composer, NewsCutter, PlayMaker, Pro Tools, Avid VENUE, and Sibelius are trademarks or registered trademarks of Avid Technology, Inc. or its subsidiaries in the United States and/or other countries. All other trademarks are the property of their respective owners. Product features, specifications, system requirements and availability are subject to change without notice.

Contacts
Investor contact:                            PR contact:
Whit Rappole                                Jim Sheehan
Avid                                    Avid
IR@avid.com                                jim.sheehan@avid.com
(978) 275-2032                                (978) 640-3152

AVID TECHNOLOGY, INC.
Consolidated Statements of Operations
(unaudited - in thousands except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
Net revenues:
Products	$59,812	$60,185	$207,445	$205,107
Services	56,494	52,499	204,343	208,175
Total net revenues	116,306	112,684	411,788	413,282

Cost of revenues:
Products	30,264	31,074	109,799	110,758
Services	12,769	13,146	49,176	55,560
Amortization of intangible assets	—	1,950	3,738	7,800
Total cost of revenues	43,033	46,170	162,713	174,118
Gross profit	73,273	66,514	249,075	239,164

Operating expenses:
Research and development	16,018	14,836	62,343	62,379
Marketing and selling	26,603	23,921	99,944	101,273
General and administrative	14,816	13,574	53,362	55,230
Amortization of intangible assets	—	361	694	1,450
Restructuring costs, net	113	1,747	629	5,148
Total operating expenses	57,550	54,439	216,972	225,480

Operating income	15,723	12,075	32,103	13,684

Interest and other expense, net	(5,584)	(5,725)	(29,578)	(23,087)
Income (loss) before income taxes	10,139	6,350	2,525	(9,403)
Provision for income taxes	(5,231)	447	(5,076)	1,271
Net income (loss)	$15,370	$5,903	$7,601	$(10,674)

Net income (loss) per common share – basic	$0.36	$0.14	$0.18	$(0.26)
Net income (loss) per common share – diluted	$0.35	$0.14	$0.17	$(0.26)

Weighted-average common shares outstanding – basic	43,060	41,860	42,649	41,662
Weighted-average common shares outstanding – diluted	43,737	42,430	43,495	41,662

AVID TECHNOLOGY, INC.
Reconciliations of GAAP financial measures to Non-GAAP financial measures
(unaudited - in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
GAAP revenue
GAAP revenue	$116,306	$112,684	$411,788	$413,282

Non-GAAP Gross Profit
GAAP gross profit	$73,273	$66,514	$249,075	$239,164
Amortization of intangible assets	—	1,950	3,738	7,800
Stock-based compensation	197	99	617	321
Non-GAAP Gross Profit	$73,470	$68,563	$253,430	$247,285
Non-GAAP Gross Margin	63.2%	60.8%	61.5%	59.8%

Non-GAAP Operating Expenses
GAAP operating expenses	$57,550	$54,439	$216,972	$225,480
Less Amortization of intangible assets	—	(361)	(695)	(1,450)
Less Stock-based compensation	(1,973)	(1,828)	(7,341)	(5,937)
Less Restructuring costs, net	(113)	(1,747)	(631)	(5,148)
Less Restatement costs	15	(11)	18	(826)
Less Acquisition, integration and other costs	(988)	(300)	(1,446)	(361)
Less Efficiency program costs	(59)	(14)	(250)	(94)
Non-GAAP Operating Expenses	$54,432	$50,178	$206,627	$211,664

Non-GAAP Operating Income
GAAP operating income	$15,723	$12,075	$32,103	$13,684
Amortization of intangible assets	—	2,311	4,433	9,250
Stock-based compensation	2,170	1,927	7,958	6,258
Restructuring costs, net	113	1,747	631	5,148
Restatement costs	(15)	11	(18)	826
Acquisition, integration and other costs	988	300	1,446	361
Efficiency program costs	59	14	250	94
Non-GAAP Operating Income	$19,038	$18,385	$46,803	$35,621

Adjusted EBITDA
Non-GAAP Operating Income (from above)	$19,038	$18,385	$46,803	$35,621
Depreciation	2,166	2,924	9,202	11,891
Adjusted EBITDA	$21,204	$21,309	$56,005	$47,512
Adjusted EBITDA Margin	18.2%	18.9%	13.6%	11.5%

Non-GAAP Net Income
Non-GAAP Operating Income (from above)	$19,038	$18,385	$46,803	$35,621
Less: Non-GAAP Interest and other expense	(5,584)	(5,725)	(22,207)	(23,087)

Less: Non-GAAP Income Tax	(1,299)	(921)	(2,417)	(1,997)
Non-GAAP Net Income	$12,155	$11,739	$22,179	$10,537
Weighted-average common shares outstanding - diluted	43,737	42,430	43,495	41,662
Non-GAAP Earnings Per Share - diluted	$0.28	$0.28	$0.51	$0.25

Free Cash Flow
GAAP net cash provided by operating activities	$18,529	$20,070	$19,641	$15,822
Capital expenditures	(1,556)	(2,396)	(7,185)	(9,936)
Free Cash Flow	$16,973	$17,674	$12,456	$5,886
Free Cash Flow conversion of Adjusted EBITDA	80.0%	82.9%	22.2%	12.4%

These non-GAAP measures reflect how Avid manages its businesses internally. Avid’s non-GAAP measures may vary from how other companies present non-GAAP measures. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, disclosures required by generally accepted accounting principles, or GAAP.  Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.

AVID TECHNOLOGY, INC.
Consolidated Balance Sheets
(unaudited - in thousands, except per share data)

	December 31,	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$69,085	$56,103
Restricted cash	1,663	8,500
Accounts receivable, net of allowances of $958 and $1,339 at December 31, 2019 and 2018, respectively	73,773	67,754
Inventories	29,166	32,956
Prepaid expenses	9,425	8,853
Contract assets	19,494	16,513
Other current assets	6,125	5,917
Total current assets	208,731	196,596
Property and equipment, net	19,580	21,582
Goodwill	32,643	32,643
Intangible assets, net	—	4,432
Right of use assets	29,747	—
Long-term deferred tax assets	7,479	1,158
Other long-term assets	6,113	9,432
Total assets	$304,293	$265,843

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$39,888	$39,239
Accrued compensation and benefits	19,524	21,967
Accrued expenses and other current liabilities	36,759	37,547
Income taxes payable	1,945	1,853
Short-term debt	30,554	1,405
Deferred revenues	83,589	85,662
Total current liabilities	212,259	187,673
Long-term debt	199,034	220,590
Long-term deferred revenues	14,312	13,939
Long-term lease liabilities	28,127	—
Other long-term liabilities	5,646	10,302
Total liabilities	459,378	432,504

Stockholders’ equity:
Preferred stock, $0.01 par value, 1,000 shares authorized; no shares issued or outstanding	$—	$—
Common stock, $0.01 par value, 100,000 shares authorized; 43,247 shares issued, and 43,150 shares and 41,948 shares outstanding at December 31, 2019 and 2018, respectively	430	423
Additional paid-in capital	1,027,824	1,028,924
Accumulated deficit	(1,179,409)	(1,187,010)
Treasury stock at cost, net of reissuances, 98 shares and 391 shares at December 31, 2019 and 2018, respectively	—	(5,231)
Accumulated other comprehensive income	(3,930)	(3,767)
Total stockholders’ equity	(155,085)	(166,661)
Total liabilities and stockholders’ equity	$304,293	$265,843

AVID TECHNOLOGY, INC.
Consolidated Statements of Cash Flows
(unaudited - in thousands)

	Twelve Months Ended
	December 31,
	2019	2018
Cash flows from operating activities:
Net income (loss)	$7,601	$(10,674)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	13,634	21,142
Provision for doubtful accounts	208	119
Loss on convertible notes extinguishment	2,878	—
Stock-based compensation expense	7,958	6,258
Non-cash provision for restructuring	—	1,083
Non-cash interest expense	6,143	8,987
Unrealized foreign currency transaction losses (gains)	971	(996)
(Benefit from) provision for deferred taxes	(6,309)	113
Changes in operating assets and liabilities:
Accounts receivable	(6,227)	(6,689)
Inventories	3,790	(551)
Prepaid expenses and other assets	(44)	5,832
Accounts payable	626	9,148
Accrued expenses, compensation and benefits and other liabilities	(6,892)	(8,853)
Income taxes payable	91	38
Deferred revenue and contract assets	(4,787)	(9,135)
Net cash provided by operating activities	19,641	15,822

Cash flows from investing activities:
Purchases of property and equipment	(7,185)	(9,936)
Decrease (increase) in other long-term assets	—	19
Net cash used in investing activities	(7,185)	(9,917)

Cash flows from financing activities:
Proceeds from long-term debt	79,292	22,688
Repayment of debt	(1,438)	(18,451)
Payments for repurchase of outstanding notes	(76,269)	—
Proceeds from the issuance of common stock under employee stock plans	309	355
Common stock repurchases for tax withholdings for net settlement of equity awards	(3,586)	(998)
Partial retirement of the convertible notes conversion feature and capped call option unwind	27	(58)
Payments for credit facility issuance costs	(5,979)	(1,000)
Net cash (used in) provided by financing activities	(7,644)	2,536

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(331)	(780)
Net increase in cash, cash equivalents and restricted cash	4,481	7,661
Cash, cash equivalents and restricted cash at beginning of year	68,094	60,433
Cash, cash equivalents and restricted cash at end of year	$72,575	$68,094
Supplemental information:
Cash and cash equivalents	$69,085	$56,103
Restricted cash	$1,663	$8,500
Restricted cash included in other long-term assets	$1,827	$3,491
Total cash, cash equivalents and restricted cash shown in the statement of cash flows	$72,575	$68,094

AVID TECHNOLOGY, INC.
Supplemental Revenue Information
(unaudited - in millions)

Backlog Disclosure for Quarter Ended December 31, 2019

	December 31,	September 30,	December 31,
	2019	2019	2018
Revenue Backlog*

Deferred Revenue	$97.9	$85.0	$99.6
Other Backlog	342.3	358.6	357.2
Total Revenue Backlog	$440.2	$443.6	$456.8

The expected timing of recognition of revenue backlog as of December 31, 2019 is as follows:

	2020	2021	2022	Thereafter	Total

Deferred Revenue	$83.6	$8.3	$3.8	$2.2	$97.9
Other Backlog	115.8	86.3	68.2	72.0	342.3
Total Revenue Backlog	$199.4	$94.6	$72.0	$74.2	$440.2

*A definition of Revenue Backlog is included in the supplemental financial and operational data sheet available on our investor relations webpage at ir.avid.com.